Exhibit 99.1
FOR IMMEDIATE RELEASE

Investor Contact:
Phyllis Proffer
Director, Investor Relations
SYNNEX Corporation
Telephone: (864) 373-7354

SYNNEX Corporation Reports Fiscal 2015 Third Quarter Results
Announced Increase in Quarterly Cash Dividend to $0.20

Fremont, Calif., - September 28, 2015 - SYNNEX Corporation (NYSE: SNX), a leading business process services company, today announced financial results for the fiscal third quarter ended August 31, 2015.

	Q3 FY15	Q3 FY14	Net change
Revenue ($M)	$3,333	$3,535	-5.7%
Operating income ($M)	$81.3	$78.8	3.1%
Non-GAAP operating income ($M)(1)	$97.0	$106.3	-8.7%
Operating margin	2.44%	2.23%	21 bps
Non-GAAP operating margin(1)	2.91%	3.01%	(10) bps
Net income attributable to SYNNEX Corporation ($M)	$48.2	$45.0	7.1%
Non-GAAP net income attributable to SYNNEX Corporation ($M)(1)	$58.4	$62.5	-6.6%
Diluted EPS	$1.21	$1.14	6.1%
Non-GAAP Diluted EPS(1)	$1.47	$1.58	-7.0%
(1) Non-GAAP financial measures exclude the impact of acquisition and other integration expenses and the amortization of intangible assets. A reconciliation of GAAP to Non-GAAP financial information is presented in the supplementary information section at the end of this press release.

“Both businesses contributed to our solid profitability during the third quarter,” stated Kevin Murai, President and Chief Executive Officer. He added, “And our Concentrix business achieved revenue growth well above market growth rates.”

Fiscal 2015 Third Quarter Highlights:

•
Technology Solutions: Revenue was $3.0 billion, down 7.1% from the prior fiscal year quarter. Adjusting for the translation effect of foreign currencies, the Technology Solutions business decreased by 4.0% compared with last year. Technology Solutions income before non-operating items, income taxes and noncontrolling interest was $71.0 million, or 2.39% of segment revenue, compared with $76.9 million, or

2.40% of segment revenue, in the fiscal third quarter of 2014. Fiscal third quarter 2015 results were negatively impacted by an expected $2.3 million Japan pension expense.

•
Concentrix: Revenue was $359.5 million, a 7.7% increase from the $333.8 million in revenue generated during the third quarter of last year. Adjusting for the translation effect of foreign currencies, Concentrix revenue grew 15.5% compared with last year. Income before non-operating items, income taxes and noncontrolling interest was $10.1 million, or 2.82% of Concentrix revenue, compared with $1.7 million in the prior fiscal year quarter. Non-GAAP income before non-operating items, income taxes and noncontrolling interest was $25.2 million, or 7.02% of segment revenue, for fiscal third quarter of 2015, compared with $28.3 million, or 8.49% of segment revenue, in the fiscal third quarter of 2014.

•
The trailing fiscal four quarters Return on Invested Capital ("ROIC") was 8.7% compared with 8.2% in the prior year fiscal third quarter. Excluding the impact of acquisition and integration expenses and amortization of intangibles, the trailing fiscal four quarters ROIC was 10.1%.

•	The debt to capitalization ratio was 30%, down from 38% in the prior fiscal year quarter.

•	Depreciation and amortization were $13.0 million and $13.7 million, respectively.

•	Cash generated from operations was approximately $220 million for the quarter and approximately $555 million year-to-date.

•	The Company repurchased 120,000 shares during the quarter at an aggregate cost of $8.7 million.

•	The Company paid a quarterly dividend of $0.125 per share or $4.9 million.

Fiscal 2015 Fourth Quarter Outlook:
The following statements are based on SYNNEX’s current expectations for the fiscal 2015 fourth quarter and the non-GAAP financial measures exclude acquisition and other integration expenses and amortization of intangibles. These statements are forward-looking and actual results may differ materially.

•	Revenue is expected to be in the range of $3.48 billion to $3.58 billion.

•	Non-GAAP net income is expected to be in the range of $69.5 million to $71.5 million.

•	Non-GAAP diluted earnings per share are expected to be in the range of $1.74 to $1.79.

•	After-tax amortization of intangibles is expected to be $8.5 million, or $0.21 per share.

•	We anticipate a negative currency impact on revenue of approximately $110 million.
Dividends
SYNNEX announced today that its Board of Directors has declared a quarterly cash dividend of $0.20 per common share. The dividend will be payable on October 30, 2015 to stockholders of record as of the close of business on October 16, 2015.

Conference Call and Webcast
SYNNEX will be discussing its financial results and outlook on a conference call today at 2:00 p.m. (PT). A webcast of the call will be available at http://ir.synnex.com. The conference call will also be available via telephone by dialing (888) 469-3219 in North America or (630) 395-0205 outside North America. The passcode code for the call is “SNX.” A replay of the webcast will be available at http://ir.synnex.com approximately two hours after the conference call has concluded where it will be archived for one year.

About SYNNEX Corporation
SYNNEX Corporation (NYSE: SNX), a Fortune 500 corporation, is a leading business process services company, optimizing supply chains and providing outsourced services focused on customer relationship management. SYNNEX distributes a broad range of information technology systems and products, and also provides systems design and integration solutions.  Concentrix, a wholly-owned subsidiary of SYNNEX Corporation, offers a portfolio of strategic solutions and end-to-end business services around customer engagement strategy, process optimization, technology innovation, front and back-office automation and business transformation to clients in ten identified industry verticals. Founded in 1980, SYNNEX Corporation operates in 25 countries around the world. Additional information about SYNNEX may be found online at www.synnex.com.

Use of Non-GAAP Financial Information
To supplement the financial results presented in accordance with GAAP, SYNNEX uses non-GAAP operating income, non-GAAP operating margin, non-GAAP net income and non-GAAP diluted earnings per share, which are non-GAAP financial measures that exclude the amortization of intangible assets and acquisition and integration related expenses. These non-GAAP measures provide investors with an additional tool to evaluate operating results. Because these non-GAAP measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures, and should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP.
SYNNEX refers to growth rates at constant currency or adjusting for the translation effect of foreign currencies so that certain financial results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of the Company's business performance. Financial results adjusted for currency are calculated by translating current period activity in local currency using the comparable prior year periods’ currency conversion rate. This approach is used for countries where the functional currency is the local currency. Generally, when the dollar either strengthens or weakens against other currencies, the growth at constant currency rates or adjusting for currency will be higher or lower than growth reported at actual exchange rates.
Trailing fiscal four quarters ROIC is defined as the last four quarters’ tax effected operating income divided by the average of the last five quarterly balances of debt and equity.  ROIC excluding the impact of acquisition and integration expenses and amortization of intangibles is calculated by excluding the tax effected impact of these items from operating income and equity.
SYNNEX management uses the non-GAAP financial measures internally to understand, manage and evaluate the business. SYNNEX management believes it is useful for the company and investors to review, as applicable, both GAAP information and the non-GAAP measures in order to assess the performance of SYNNEX’ continuing businesses and for planning and forecasting in future periods. These non-GAAP measures are intended to provide investors with an understanding of SYNNEX’ operational results and trends that more readily enable investors to analyze SYNNEX' base financial and operating performance and to facilitate period-to-period comparisons and analysis of operational trends. The management of SYNNEX believes the non-GAAP financial measures are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision-making. A reconciliation of SYNNEX’ non-GAAP financial information to GAAP is set forth in the supplemental information table at the end of this press release.

Safe Harbor Statement
Statements in this news release regarding SYNNEX Corporation, which are not historical facts, are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements may be identified by terms such as believe, foresee, expect, may, will, provide, could and should and the negative of these terms or other similar expressions. These statements, including statements regarding SYNNEX’ expectations and outlook for the fiscal 2015 fourth quarter as to revenue, non-GAAP net income, non-GAAP diluted earnings per share, after-tax amortization of intangibles, currency impact, investments, successful resolution related to one Concentrix contract, expense associated with the Japan multi-employer pension plan withdrawal, the frequency and occurrence of dividend declarations, and the anticipated benefits of the non-GAAP financial measures, are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in the forward-looking statements. These risks and uncertainties include, but are not limited to: our ability to successfully integrate our recent acquisitions; diversion of management as a result of our recent and pending acquisitions; loss of vendors and suppliers as a result of our recent acquisitions; general economic conditions and any weakness in IT and consumer electronics spending; the loss or consolidation of one or more of our significant OEM suppliers or customers; market acceptance and product life of the products we assemble and distribute; competitive conditions in our industry and their impact on our margins; pricing, margin and other terms with our OEM suppliers; our ability to gain market share; variations in supplier-sponsored programs; changes in our costs and operating expenses; changes in foreign currency exchange rates; changes in tax laws; risks associated with our international operations; uncertainties and variability in demand by our reseller and integration customers; supply shortages or delays; any termination or reduction in our floor plan financing arrangements; credit exposure to our reseller customers and negative trends in their businesses; any future incidents of theft; risks associated with our anti-dilution share repurchase program; and other risks and uncertainties detailed in our Form 10-K for the fiscal year ended November 30, 2014 and subsequent SEC filings. Statements included in this press release are based upon information known to SYNNEX Corporation as of the date of this release, and SYNNEX Corporation assumes no obligation to update information contained in this press release.
Copyright 2015 SYNNEX Corporation. All rights reserved. SYNNEX, the SYNNEX Logo, CONCENTRIX, HYVE SOLUTIONS, NEW AGE ELECTRONICS, and all other SYNNEX company, product and services names and slogans are trademarks or registered trademarks of SYNNEX Corporation. SYNNEX, the SYNNEX Logo, CONCENTRIX, HYVE SOLUTIONS and NEW AGE ELECTRONICS Reg. U.S. Pat. & Tm. Off. Other names and marks are the property of their respective owners.

SNX-F

SYNNEX Corporation
Consolidated Balance Sheets
(currency in thousands)
(unaudited)

	August 31, 2015	November 30, 2014
ASSETS
Current assets:
Cash and cash equivalents	$308,076	$180,143
Restricted cash	64,910	34,269
Short-term investments	5,387	7,128
Accounts receivable, net	1,579,736	2,091,511
Receivable from related parties	117	332
Inventories	1,326,751	1,398,463
Current deferred tax assets	33,470	34,310
Other current assets	95,782	153,833
Total current assets	3,414,229	3,899,989
Property and equipment, net	236,192	200,803
Goodwill	306,843	314,213
Intangible assets, net	180,609	229,684
Deferred tax assets	14,598	10,790
Other assets	62,049	57,563
Total assets	$4,214,520	$4,713,042

LIABILITIES AND EQUITY
Current liabilities:
Borrowings under securitization, term loans and lines of credit	$89,917	$716,257
Accounts payable	1,267,738	1,585,606
Payable to related parties	7,729	5,129
Accrued compensation and benefits	117,761	125,733
Other accrued liabilities	237,948	265,875
Income taxes payable	16,869	23,129
Total current liabilities	1,737,962	2,721,729
Long-term borrowings	647,594	264,246
Long-term liabilities	67,308	60,215
Deferred tax liabilities	11,871	12,867
Total liabilities	2,464,735	3,059,057
SYNNEX Corporation stockholders’ equity:
Preferred stock	—	—
Common stock	40	40
Additional paid-in capital	404,755	384,625
Treasury stock	(46,644)	(32,723)
Accumulated other comprehensive loss	(48,676)	(6,628)
Retained earnings	1,439,857	1,308,244
Total SYNNEX Corporation stockholders’ equity	1,749,332	1,653,558
Noncontrolling interest	453	427
Total equity	1,749,785	1,653,985
Total liabilities and equity	$4,214,520	$4,713,042

SYNNEX Corporation
Consolidated Statements of Operations
(currency and share amounts in thousands, except for per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	August 31, 2015	August 31, 2014	August 31, 2015	August 31, 2014
Revenue	$3,332,537	$3,535,202	$9,788,780	$10,015,721
Cost of revenue	(3,041,759)	(3,235,480)	(8,909,725)	(9,230,339)
Gross profit	290,778	299,722	879,055	785,382
Selling, general and administrative expenses	(209,499)	(220,920)	(629,468)	(576,547)
Income before non-operating items, income taxes and noncontrolling interest	81,279	78,802	249,587	208,835
Interest expense and finance charges, net	(6,794)	(7,602)	(19,050)	(18,260)
Other income (expense), net	(150)	(548)	(1,667)	2,223
Income before income taxes and noncontrolling interest	74,335	70,652	228,870	192,798
Provision for income taxes	(26,164)	(25,647)	(82,487)	(69,756)
Net income	48,171	45,005	146,383	123,042
Net income attributable to noncontrolling interest	—	(19)	(15)	(88)
Net income attributable to SYNNEX Corporation	$48,171	$44,986	$146,368	$122,954
Earnings per share attributable to SYNNEX Corporation:
Basic	$1.22	$1.15	$3.71	$3.16
Diluted	$1.21	$1.14	$3.68	$3.13
Weighted-average common shares outstanding:
Basic	39,082	38,753	39,035	38,363
Diluted	39,328	39,068	39,325	38,720
Cash dividends declared per share	$0.13	$—	$0.38	$—

SYNNEX Corporation
Segment Information
(currency in thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	August 31, 2015	August 31, 2014	August 31, 2015	August 31, 2014
Revenue:
Technology Solutions	$2,976,996	$3,204,534	$8,756,841	$9,270,439
Concentrix	359,464	333,796	1,043,031	754,243
Inter-segment elimination	(3,923)	(3,128)	(11,092)	(8,961)
Consolidated	$3,332,537	$3,535,202	$9,788,780	$10,015,721

Income (loss) before non-operating items, income taxes and noncontrolling interest:
Technology Solutions	$71,032	$76,937	$222,512	$210,602
Concentrix	10,129	1,746	26,719	(2,202)
Inter-segment elimination	118	119	356	435
Consolidated	$81,279	$78,802	$249,587	$208,835

Reconciliation of GAAP to Non-GAAP financial measures
(currency and share amounts in thousands, except for per share amounts)

	Three Months Ended		Nine Months Ended
	August 31, 2015	August 31, 2014	August 31, 2015	August 31, 2014
Operating income and Operating margin
Consolidated
Revenue	$3,332,537	$3,535,202	$9,788,780	$10,015,721

GAAP income before non-operating items, income taxes and noncontrolling interest	$81,279	$78,802	$249,587	$208,835
IBM CRM acquisition and other integration expenses	2,039	9,932	8,071	34,581
Amortization of intangibles	13,716	17,564	41,771	38,427
Non-GAAP operating income	$97,034	$106,298	$299,429	$281,843

GAAP operating margin	2.44%	2.23%	2.55%	2.09%
Non-GAAP operating margin	2.91%	3.01%	3.06%	2.81%

Technology Solutions
Revenue	$2,976,996	$3,204,534	$8,756,841	$9,270,439

GAAP income before non-operating items, income taxes and noncontrolling interest	$71,032	$76,937	$222,512	$210,602
Amortization of intangibles	651	914	1,978	2,810
Non-GAAP operating income	$71,683	$77,851	$224,490	$213,412

GAAP operating margin	2.39%	2.40%	2.54%	2.27%
Non-GAAP operating margin	2.41%	2.43%	2.56%	2.30%

Concentrix
Revenue	$359,464	$333,796	$1,043,031	$754,243

GAAP income (loss) before non-operating items, income taxes and noncontrolling interest	$10,129	$1,746	$26,719	$(2,202)
IBM CRM acquisition and other integration expenses	2,039	9,932	8,071	34,581
Amortization of intangibles	13,065	16,650	39,793	35,617
Non-GAAP operating income	$25,233	$28,328	$74,583	$67,996

GAAP operating margin	2.82%	0.52%	2.56%	(0.29)%
Non-GAAP operating margin	7.02%	8.49%	7.15%	9.02%

Reconciliation of GAAP to Non-GAAP financial measures
(currency and share amounts in thousands, except for per share amounts)

	Three Months Ended		Nine Months Ended
	August 31, 2015	August 31, 2014	August 31, 2015	August 31, 2014
Net income
Net income attributable to SYNNEX Corporation	$48,171	$44,986	$146,368	$122,954
IBM CRM acquisition and other integration expenses, net of taxes(1)	$1,328	$6,327	$5,162	$22,176
Amortization of intangibles, net of taxes(1)	$8,886	$11,188	$26,716	$24,540
Non-GAAP net income attributable to SYNNEX Corporation	$58,385	$62,501	$178,246	$169,670

Diluted earnings per common share ("EPS")(2)
Net income attributable to SYNNEX Corporation	$48,171	$44,986	$146,368	$122,954
Less: net income allocated to participating securities	(525)	(587)	(1,731)	(1,652)
Net income attributable to SYNNEX Corporation common stockholders	47,646	44,399	144,637	121,302
IBM CRM acquisition and other integration expenses attributable to SYNNEX Corporation common stockholders, net of taxes(1)	1,314	6,245	5,104	21,887
Amortization of intangibles attributable to SYNNEX Corporation common stockholders, net of taxes(1)	8,789	11,043	26,398	24,217
Non-GAAP net income attributable to SYNNEX Corporation common stockholders	$57,749	$61,687	$176,139	$167,406

Weighted-average number of common shares - diluted:	39,328	39,068	39,325	38,720

Diluted EPS(2)	$1.21	$1.14	$3.68	$3.13
IBM CRM acquisition and other integration expenses	0.03	0.16	0.13	0.57
Amortization of intangibles	0.22	0.28	0.67	0.63
Non-GAAP Diluted EPS(3)	$1.47	$1.58	$4.48	$4.32

(1) The tax effect of the non-GAAP adjustments was calculated using the applicable effective tax rate during the periods.

(2) Diluted EPS for all periods presented is calculated using the two-class method. Unvested restricted stock awards granted to employees and non-employee directors are considered participating securities.  For purposes of calculating Diluted EPS, Net income allocated to participating securities was approximately 1.1% and 1.2% of the Net income attributable to SYNNEX Corporation for the three and nine months ended August 31, 2015, respectively, and approximately 1.3% for both the three and nine months ended August 31, 2014.

(3) The sum of the components of Non-GAAP Diluted EPS may not agree to totals, as presented, due to rounding.